EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

                   PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE TODAY!

                  Please detach at perforation before mailing.

          - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                         DAVIS  TAX-FREE  HIGH  INCOME  FUND a  series  of Davis
                Tax-Free High Income Fund, Inc.


                      PROXY FOR THE MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 10, 2000


The undersigned, revoking all Proxies heretofore given, hereby appoints Kenneth Eich, Sharra Reed, and Thomas Tays or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of Davis Tax-Free High Income Fund ("Davis Tax Free Fund"), a series of Davis Tax-Free High Income Fund, Inc., that the undersigned is entitled to vote at the special meeting of shareholders of Davis Tax Free Fund to be held at 11:00 a.m. on Friday, March 10, 2000 at the offices of Davis Selected Advisers, L.P., 124 East Marcy Street, Santa Fe, New Mexico 87501 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present.

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

Date


----------------------------------------

----------------------------------------
Signature(s) and Title(s), if applicable

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DAVIS TAX-FREE HIGH INCOME FUND, INC. THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING

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PROPOSALS. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED
OR FOR THE PROPOSALS IF NO CHOICE IS INDICATED. THE BOARD OF DIRECTORS OF DAVIS TAX-FREE HIGH INCOME FUND, INC. RECOMMENDS A VOTE FOR THE PROPOSALS. PLEASE MARK YOUR VOTE BELOW IN BLUE OR BLACK INK. DO NOT
USE RED INK. EXAMPLE:             X

1. To approve an Agreement and Plan of Reorganization whereby Evergreen Tax-Free High Income Fund, a series of Evergreen Municipal Trust, will (i) acquire all of the assets of Davis Tax Free Fund in exchange for shares of Evergreen Tax-Free High Income Fund; and (ii) assume the identified liabilities of Davis Tax-Free High Income Fund, as substantially described in the accompanying Prospectus/Proxy Statement.


---- FOR                      ---- AGAINST                          ---- ABSTAIN

2. To consider and vote upon such other matters as may properly come before said meeting or any adjournments thereof.

---- FOR                     ---- AGAINST                          ---- ABSTAIN



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